Exhibit 5.1

June 22, 2026

Green Plains Inc.

1811 Aksarben Drive

Omaha, NE 68106

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Green Plains Inc., an Iowa corporation (the “Company”), and have represented the Company in connection with the preparation and filing of the above-referenced Registration Statement filed by the Company and with the Securities and Exchange Commission (the “SEC”) on June 22, 2026 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Selling Stockholders (as defined in the Registration Statement), pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act, of 550,000 shares of Common Stock issuable upon exercise of outstanding warrants held by the Selling Stockholders (the “Common Stock”).

In connection with the foregoing, we have examined such documents, corporate records and matters of law as we have deemed necessary or appropriate in connection with these opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. With respect to the actions to be taken subsequent to the date hereof by the Board of Directors of the Company (the “Board”) or an authorized committee thereof, we have assumed that such actions will be taken at duly called meetings with a quorum of directors or committee members, as the case may be, present and acting throughout, or by unanimous written consent of all directors or committee members, as the case may be. We have assumed that the form of certificate or other instrument or document to be issued after the date hereof representing the Common Stock to be issued under the Registration Statement will conform in all respects to the requirements applicable under the Iowa Business Corporation Act (the “IBCA”). We have also assumed that a prospectus supplement to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Common Stock offered thereby and will comply with all applicable laws.

Husch Blackwell LLP

June 22, 2026

The opinions expressed below are limited to matters governed by Federal securities laws and the IBCA. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to the shares of Common Stock, upon such shares of Common Stock having been issued and delivered against payment of the exercise price of the related warrants, such shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinions expressed above are further subject to the following limitations, qualifications and exceptions (the “Exceptions”):

(a)	the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b)	the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; and

(c)	the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion with respect to any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission relating thereto.

Very truly yours,

/s/ Husch Blackwell LLP

Husch Blackwell LLP